                                                           EXHIBIT 10.1


LEASE                                 (Carolantic Realty Logo Appears here)
STATE OF NORTH CAROLINA                     Carolantic Realty, Inc.
COUNTY OF WAKE                              P.O. Drawer 1550
                                            Raleigh, NC  27602

THIS LEASE, made this the 19th day of December, 1995, by and between:

         K.D. KENNEDY, JR., having a notice address of:
         Post Office Box 6427
         Raleigh, North Carolina 27608, hereinafter called "Landlord", and

         KENMAR BUSINESS GROUPS, INC., having a notice address of:
         6638 Old Wake Forest Road
         Raleigh, North Carolina 27604, hereafter "Tenant";

                                   WITNESSETH:
Upon the terms and conditions hereinafter set forth, the Landlord leases to Tenant and the Tenant leases from Landlord, the property hereinafter described:
         1. DEMISED PREMISES. The property hereby leased to Tenant (the "Demised Premises") is that area shown on Exhibit A hereto attached, which consists of approximately 21,000 square feet, located at 6638 Old Wake Forest Road Raleigh, (27604) , North Carolina, together with the common areas, if any, in the building(s) and on the lot(s) where the Demised Premises are located (said building(s) and lot(s), including the Demised Premises, being hereafter called the "Landlord Property") described on Exhibit A attached hereto.
         2.  TERM
         2.1 INITIAL TERM. The Commencement Date of this Lease shall be the earlier of the date that Tenant opens for business in any part of the Demised Premises, or January 1, 1996. This Lease shall terminate (unless extended as herein provided) at midnight on August 31, 1997.
         2.2 OPTION PERIODS. Tenant may, by written notice delivered to Landlord not more than one hundred twenty (120) days, nor less than sixty (60) days, prior to the commencement of the applicable extension period, extend this Lease for one (1) additional periods of one (1) years each (a separate notice being required for each extension period), upon the same terms and conditions as are set forth in this Lease for the initial term, and at the rental rate or rates hereafter set forth. Tenant's right to extend this Lease is subject to the further condition that no unsecured Default (as hereafter defined in Section 15) by Tenant shall exist, either at the time Tenant's notice of extension is given, or at the commencement of the applicable extension period.
         2.3 YEAR. The initial term of this Lease and any properly exercised extension periods are hereafter together called the "Lease Term". The first "Calendar Year" of this Lease shall begin on January 1 of the year of the Commencement date, and end December 31 of that same year.
         3.USE. Tenant shall occupy the Demised Premises on commencement of the Lease Term and thereafter continuously use the Demised Premises only for office/warehouse/electronic assembly purposes, but for none other without Landlord's prior written consent. Tenant shall remain open for business during normal business hours for other businesses of a similar nature during the full Lease Term. In no event shall Tenant make any use of the Demised Premises which:
(a.) violates any governmental laws, rules or regulations: (b.) violates any recorded restrictive covenants applicable to the Demised Premises; (c.) is or might constitute a nuisance; or (d.) makes hazard, liability, casualty, property, or other required insurance unavailable to Landlord on Landlord's property. Tenant shall not permit its agents, employees, contractors, or invitees to place damaging loads on the parking lots and drives located thereon.
         4. RENT
         4.1 MINIMUM RENT. For the purposes of this Lease, all Minimum Rent Payable under sections 4. and 5. of this Lease and all Additional Rent payable under Section 6. of this Lease are hereafter together called "Rent". All Rent payable by Tenant shall be paid without previous demand by Landlord, and without setoff or deduction. Subject to any adjustments provided in Section 5. hereof, Tenant shall pay Minimum Rent during the Lease Term in the amount of $8,055.00 per month, payable in advance on or before the first day of each calendar month during the Lease Term, unless the Lease Term commences other than on the first day of the month, in which event Minimum Rent at the above rate prorated until the end of the first calendar month of the Lease Term, shall be due and payable on the Commencement Date, and on the first day of each month thereafter.
         4.2 LATE FEES-BAD CHECK FEES. In addition to such remedies as may be provided under Section 15. of this Lease, Landlord shall be entitled to a late charge for each monthly Minimum Rent payment which is past due more than ten
(10) days, equal to the greater of FIFTY DOLLARS ($50.00) or five percent (5%) of such past due Minimum rent payment. In addition to paid late charge, Landlord shall be entitled to receive a service charge of five percent (5%) of the amount of any rent check given by Tenant to Landlord which is not honored when first presented for payment by Landlord.
         5. RENT ADJUSTMENTS. The Minimum Rent shall be increased on the anniversary of the Commencement Date each year of the Lease Term (hereafter called an "Adjustment Date") to reflect the increase in the numerical index of the "Consumer Price Index, All Urban Consumers (1982-84=100) Consumer Price Index" published by the Bureau of Labor Statistics of the United States Department of Labor (the "Index") from the Commencement Date to that date which is ninety (90) days prior to the applicable Adjustment Date. In the manner hereafter provided, if the Department of Labor discontinues publication of the Index, any comparable consumer price index which shall be subsequently published to supersede the Index shall be used, and if none is published, then the Consumer Price Index published by the United States Department of Commerce (with proper adjustment) shall be used to determine the applicable Additional Rent. At least fifteen (15) days prior to each requested rent adjustment, Landlord shall furnish to Tenant a written statement of the additional Minimum Rent payable from said Adjustment Date through the day immediately prior to the following Adjustment Date, or the end of the Lease Term, as applicable.
The amount of such additional monthly Minimum Rent shall be determined by multiplying the amount of monthly Minimum Rent payable on the Commencement
Date by a fraction, the numerator
refusal to accept delivery or inability to deliver due to the recipient having failed to keep the sender informed of the recipient address.
         26. SECURITY DEPOSIT. Landlord acknowledges receipt from Tenant of the sum of $9,175.00, which sum Landlord shall retain, without any interest payable to the Tenant, as security for the performance by Tenant of each of its obligations hereunder. After a Default by Tenant under this Lease, Landlord may, at its option, apply said deposit to cure Tenant's Default; but if prior to the termination of this Lease, Landlord depletes said deposit, Tenant shall immediately restore the amount so used by Landlord. Unless the Landlord uses the same to cure a Default of Tenant, or at the conclusion of the Lease Term to restore the Demised Premises to its condition on the Commencement Date, reasonable wear and tear excepted, Landlord shall, within thirty (30) days of the termination of the Lease, refund to Tenant the balance of the deposit that the Landlord holds.

         27. PAYMENTS. All Rent and other charges (which total $8,055.00 per month as of the first full regular month's payment called for in this lease) shall be payable by Tenant to and addressed to:

                  KENNEDY SPACE CENTER
                  Post office Box 1550
                  Raleigh, North Carolina 27602, or to such other payee and such other address as Landlord shall designate by prior written notice to Tenant.
         28.OTHER PROVISIONS. The following additional provisions are attached hereto and by this reference made a part hereof (if none, insert "None" in the blank space which follows):

         5. RENT ADJUSTMENTS. The Minimum Rent is calculated as follows: 18,000 square feet at $4.87 psf and 3,000 square feet at $3.00 psf, for a total of $8,055.00 per month. This monthly amount of $8,055.00 shall be adjusted on August 31, 1996, based on the Consumer Price Index (CPI).

         25. COMMISSIONS. No commission shall be payable by Tenant in connection with this Lease. Landlord shall pay to Carolantic Realty, Inc., quarterly during the term of this Lease, of any Option Periods therof, or of any Holding Over Periods thereof, a commission of six percent (6%) of the Rent collected each quarter.

         26. SECURITY DEPOSIT. This Security Deposit of $9,175.00, is currently being held by Landlord for lease dated August 5, 1993, between K.D. Kennedy, Jr. and Kenmar-TSI Business Groups, Inc., and will be transferred to apply to this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed in duplicate originals, all as of the day and year first above written.

                                TENANT:                  LANDLORD:

(By:) Signature: Kenneth H. Marks, President  (By:) Signature: K.D. Kennedy, Jr.
(By:) Signature:                              (By:) Signature:
Printed Name:  Kenneth H. Marks, President    Printed Name: